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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Investment Managers Series Trust
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INVESTMENT MANAGERS SERIES TRUST

Advisory Research All Cap Value Fund

March 1, 2010

Dear Shareholder:

The shareholders of the Advisory Research All Cap Value Fund series of Investment Managers Series Trust (the “Trust”) are being asked to approve the appointment by the Trust’s Board of Trustees of Advisory Research, Inc. as the investment adviser to the Fund.

Advisory Research has served as investment adviser to the Fund since the Fund commenced operations on November 16, 2009.  However, under the Investment Company Act of 1940, the purchase of Advisory Research by Piper Jaffray Companies will automatically terminate Advisory Research’s prior investment advisory agreement with respect to the Fund.  Under the Act, a new investment advisory agreement for the Fund must be approved by a majority vote of the outstanding voting securities of the Fund in order for Advisory Research to continue serving as the Fund’s investment adviser.

The Board of Trustees has concluded that appointing Advisory Research as the investment adviser to the Fund would serve the best interests of the Fund and its shareholders.  The Board of Trustees recommends that you vote FOR the appointment of Advisory Research after carefully reviewing the enclosed materials.

Your vote is important.  Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope.  If we do not hear from you after a reasonable amount of time you may receive a telephone call from us reminding you to vote your shares.  On behalf of the Board of Trustees, we thank you for your continued investment in the Advisory Research All Cap Value Fund.

Sincerely,

John Zader

President

INVESTMENT MANAGERS SERIES TRUST
ADVISORY RESEARCH ALL CAP VALUE FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March 19, 2010

A Special Meeting of Shareholders of the Advisory Research All Cap Value Fund (the “Fund”) will be held on Monday, March 19, 2010, at 9:00 a.m., local time, at the office of Advisory Research, Inc., Two Prudential Plaza, 180 N. Stetson Avenue, Suite 5500, Chicago, Illinois 60601.  At the meeting, we will ask the shareholders to vote on:

1.	Appointment of Advisory Research, Inc. as investment adviser to the Fund; and

2.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposal 1.  Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of the Fund of record as of the close of business on February 19, 2010, are entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

You are invited to attend the Special Meeting.  If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible.  This is important for the purpose of ensuring a quorum at the special meeting.  You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the special meeting.

By order of the Board of Trustees

John Zader
President

March 1, 2010

INVESTMENT MANAGERS SERIES TRUST

PROXY STATEMENT
TO SHAREHOLDERS OF THE ADVISORY RESEARCH ALL CAP VALUE FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the Advisory Research All Cap Value Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about March 8, 2010, to the shareholders of the Fund of record as of February 19, 2010 (the “Record Date”).  As of the Record Date, 413,477.683 shares of the Fund were issued and outstanding.  Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.  To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

INTRODUCTION

On June 24, 2009, the Board of Trustees approved and appointed Advisory Research, Inc. (“Advisory Research”) to serve as investment adviser to the Fund, as well as four other funds that have not yet commenced operations (together with the Fund, the “Advisory Research Funds”).  Advisory Research has served as the Fund’s investment adviser since the Fund commenced operations on November 16, 2009.  In December 2009, Advisory Research agreed to be acquired by Piper Jaffray Companies (“Piper Jaffray”), and the acquisition closed on February 26, 2010.  Under the Investment Company Act of 1940, as amended (the “1940 Act”), the acquisition of Advisory Research by Piper Jaffray Companies automatically terminated Advisory Research’s prior investment advisory agreement with respect to the Fund.

On February 16, 2010, the Board of Trustees of the Trust approved a new investment advisory agreement with Advisory Research (the “New Agreement”) effective on the date of closing of the Piper Jaffray acquisition, to manage the Advisory Research Funds subject to oversight by the Board of Trustees.  The New Agreement has substantially the same terms as the previous investment advisory agreement between the Trust and Advisory Research.

The 1940 Act requires a new investment advisory agreement of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company.  Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory contract so long as the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement, and provided the investment company’s board of trustees, including a majority of the independent trustees, has approved the interim investment advisory agreement.  Pursuant to Rule 15a-4, the Board of Trustees has appointed Advisory Research to serve as the investment adviser to the Fund and is seeking to obtain shareholder approval of the New Agreement prior to July 26, 2010.

PROPOSAL 1:  APPOINTMENT OF ADVISORY RESEARCH, INC.

On February 16, 2010, the Board of Trustees approved the New Agreement and appointed Advisory Research as investment adviser to the Advisory Research Funds.  None of the Trustees are “interested persons” of Advisory Research, as defined in the 1940 Act.

Consideration of New Agreement

The Board met on February 16, 2010, to consider the terms of the New Agreement.  At that meeting, the Board reviewed information regarding Piper Jaffray and the transaction between Advisory Research and Piper Jaffray.  The Board noted Advisory Research’s indication that it did not anticipate any material changes to its day-to-day portfolio management and compliance operations, including any changes to personnel or infrastructure, that would affect the services provided by Advisory Research to the Fund or the other Advisory Research Funds following the acquisition by Piper Jaffray.  The Board also reviewed information about the performance of the Fund since its commencement on November 16, 2009, noting that for the one-month and since-inception periods ending January 31, 2010, the Fund had outperformed the Russell 3000 Value Index.

The Board also considered Advisory Research’s indication that it did not anticipate that the acquisition by Piper Jaffray would result in any material changes to the information previously presented to the Board in connection with the Board’s review of the original investment advisory agreement with Advisory Research with respect to the Advisory Research Funds (the “Initial Agreement”) on June 23 and June 24, 2009.

Consideration of Initial Agreement

At the June 2009 meetings, the Board considered a variety of matters including the background, education and experience of Advisory Research’s key portfolio management and operational personnel; Advisory Research’s overall financial strength and stability; its regulatory compliance systems and procedures; its resources and related efforts to retain, attract and motivate capable personnel to serve the Fund and the other Advisory Research Funds; and the overall general quality and depth of Advisory Research’s organization.  The Board also reviewed Advisory Research’s investment philosophies and processes as well as its brokerage, trading and soft dollar practices.

The Board reviewed information regarding the historical performance of Advisory Research’s all cap value, small cap value and small/mid cap value composites as well as Advisory Research’s micro cap value fund and international value fund limited partnerships.  The Board observed that Advisory Research’s all cap value composite, which commenced July 1, 2002, had outperformed the Russell 3000 Value Index for the one-, three- and five-year and since-inception periods ending March 31, 2009.

The Board also reviewed information regarding the advisory fees proposed to be charged under the Initial Agreement, as well as total expense information, as compared to peer groups of mutual funds selected by Advisory Research.  The Board found the proposed advisory fees and the estimated total expenses of the Fund and each other Advisory Research Fund to be reasonable and generally consistent with those of its peer group of funds.  The Board noted that although the proposed advisory fees were greater than those fees for separate accounts managed by Advisory Research, this appropriately reflected the additional responsibilities associated with managing mutual funds.  The Board also noted that during the Advisory Research Funds’ startup periods, their asset levels would likely be too low to achieve significant economies of scale and that the matter of such economies would be reviewed in the future as the Funds’ assets grow.

The Board also considered information relating to Advisory Research’s projected profits with respect to the Fund and the other Advisory Research Funds during their initial operations.  The Board recognized that Advisory Research would not receive benefits other than investment advisory fees as a result of its relationship with the Fund and the other Advisory Research Funds, except the intangible benefits of the favorable publicity arising in connection with the Advisory Research Funds’ performance.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the Initial Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by Advisory Research to each other Advisory Research Fund and their respective shareholders.  The Trust and Advisory Research entered into the Initial Agreement effective November 13, 2009.  The initial shareholder of the Fund approved the Initial Agreement on November 10, 2009.

Conclusion

Based on its review, including its consideration of the fact that Advisory Research’s compensation under the New Agreement is the same as its compensation under the Initial Agreement, the Board concluded that the New Agreement provides for fair and equitable compensation in light of the nature and quality of the services to be provided by Advisory Research to the Fund and each other Advisory Research Fund and their respective shareholders, and that approval of the Agreement was in the best interest of the Fund and the other Advisory Research Funds and their respective shareholders.

Information Regarding Advisory Research, Inc.

Advisory Research’s principal offices are located at Two Prudential Plaza, 180 N. Stetson, Suite 5500, Chicago, Illinois 60601.  Following the closing of the acquisition, Advisory Research will be wholly owned by Advisory Research Holdings, Inc., a wholly-owned subsidiary of Piper Jaffray Asset Management, Inc.  Piper Jaffray Asset Management, Inc. is wholly owned by Piper Jaffray Investment Management, Inc., a wholly-owned subsidiary of Piper Jaffray Companies.  Piper Jaffray Companies is a publicly traded international middle market investment firm.

Advisory Research has been providing investment management services to individual and institutional clients since 1974 and as of December 21, 2009, managed assets of approximately $5.5 billion.

The names and principal occupations of each principal executive officer and director of Advisory Research, all located at Two Prudential Plaza, 180 N. Stetson, Suite 5500, Chicago, Illinois 60601, are listed below:

Name	Principal Occupation/Title
Brien M. O’Brien	Chief Executive Officer
David Heller	President
Chris D. Crawshaw	Managing Director, Secretary

Advisory Research does not serve as adviser or sub-adviser to any other mutual funds with the same investment objective as the Fund.

Terms of the Advisory Agreement

The terms of the New Agreement are substantially the same as the terms of the Initial Agreement, except that, as required under the 1940 Act, the New Agreement will terminate with respect to the Fund 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund.

If approved by the shareholders of the Fund, the New Agreement would continue in force with respect to the Fund until February 26, 2012, unless sooner terminated as provided in the New Agreement.  The New Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The New Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act).  The New Agreement could be terminated by the Trust at any time as to any Advisory Research Fund without the payment of any penalty, upon giving Advisory Research 60 days’ notice, provided that such termination shall be directed by the Board or by a vote of the holders of a majority of the voting securities of such Advisory Research Fund.  The New Agreement could also be terminated by Advisory Research on 60 days’ written notice.

Under the Initial Agreement and the New Agreement, Advisory Research would be entitled to an annual fee of 1.00% of the average daily net assets of each Advisory Research Fund, including the Fund.  During the fiscal period ended December 31, 2009, Advisory Research earned $2,904 in advisory fees with respect to the Fund.  However, Advisory Research has contractually agreed to waive its management fee and to absorb operating expenses to the extent necessary to limit the Fund’s total annual fund operating expenses (excluding taxes, leverage interest, brokerage commissions, dividend expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation) to 1.20%.  This agreement will remain in effect until October 1, 2010.  Advisory Research is permitted to seek reimbursement from the Fund of previously waived fees or reimbursements to the Fund for three years from the date fees were waived or Fund expenses were paid if such repayment can be achieved within the Fund’s expense limit in effect at the time such expense was incurred and if certain other conditions are satisfied.  Pursuant to this expense limitation agreement, Advisory Research waived its advisory fees and reimbursed the Fund $17,967 during the fiscal period ended December 31, 2009.

Required Vote

Approval of the appointment of Advisory Research as investment adviser to the Fund will require the vote of a “majority of the outstanding voting securities of the Fund” as defined in the 1940 Act.  This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.  If the appointment of Advisory Research is not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another investment adviser or liquidating the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE ADVISORY AGREEMENT BETWEEN THE TRUST AND ADVISORY RESEARCH.

VOTING PROCEDURES

How to Vote

This proxy is being solicited by the Board of Trustees of the Fund.  You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided.  If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date.  You also can revoke a Proxy by voting in person at the Meeting.  Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card.  This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Advisory Research will bear the expenses incurred in connection with preparing this Proxy Statement.  In addition to the solicitation of proxies by mail, officers of the Fund and officers and employees of Advisory Research, without additional compensation, may solicit proxies in person or by telephone.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting.  If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies.  The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum.  A majority of shares represented at the meeting can adjourn the meeting.  The persons named as proxies will vote in favor of adjournment those shares which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal.  “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of the New Agreement to determine whether sufficient affirmative votes have been cast.  Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Advisory Research or Piper Jaffray.  In addition, since November 1, 2008, the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Advisory Research or Piper Jaffray, any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233.  Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California 91740 serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as the Trust’s other co-administrator, transfer agent, and fund accountant.  The Trust’s principal underwriter is Grand Distribution Services, LLC, 803 West Michigan Street, Milwaukee, Wisconsin 53233.  UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust.  Counsel to the Trust is Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Advisory Research Funds upon request, once those reports become available. Requests for such reports should be directed to Advisory Research Funds, c/o UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233-2301, or by calling 1-888-665-1414.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the Advisory Research All Cap Value Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of February 19, 2010
Charles Schwab & Co., Inc. Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104	403,477.683	97.58%

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11717

VOTE THIS PROXY CARD TODAY!

Please mail your completed Proxy Card in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVISORY RESEARCH ALL CAP VALUE FUND

This proxy will be voted as specified below with respect to the action to be taken on each of the following proposals. In the absence of any specification, this proxy will be voted in favor of each proposal. The Board of Trustees recommends that you vote FOR each of the proposals below.

	For	Against	Abstain
1. To appoint Advisory Research, Inc. as investment adviser to the Fund.	☐	☐	☐

2. In their discretion, on any other matter that may properly come before the meeting.

Note: Please sign exactly as name(s) appear(s) hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer. Each joint owner should sign personally. When signing as a fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement is available at www.proxyvote.com.

PROXY CARD

This proxy is solicited by the Board of Trustees of Investment Managers Series Trust (the "Trust") for use at a special meeting of shareholders of the Advisory Research All Cap Value Fund series of the Trust (the "Fund") to be held at 9:00 a.m., CST, on Friday, March 19, 2010 at the office of Advisory Research, Inc., Two Prudential Plaza, 180 N. Stetson, Suite 5500, Chicago, IL 60601.

The undersigned hereby appoints Brian Engel, or in his absence, Cari Hopfensperger, as attorneys and proxies of the undersigned, with the power of substitution and resubstitution, to attend, and to vote all shares of the Advisory Research All Cap Value Fund, at the above-referenced meeting of shareholders and any adjournment or adjournments thereof, and to vote all shares of the Fund that the undersigned may be entitled to vote with respect to the proposals in accordance with the specifications indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting. The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders of the Fund and the proxy statement dated March 1, 2010.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING